UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2015

Xcerra Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-461-1000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 30, 2015 (the "Closing"), Xcerra Corporation (the "Company") and two of its wholly-owned subsidiaries, Everett Charles Technologies, LLC, a Delaware limited liability company ("Everett Charles"), and Multitest Electronic Systems, Inc., a Delaware corporation ("Multitest", and together with Everett Charles, the "Sellers", and together with the Company, collectively, the "Selling Parties"), completed the sale and transfer of all assets of the Selling Parties and certain of their foreign Affiliates held for use in or primarily related to that certain business of Sellers and such foreign Affiliates known as the "Harbor Electronics Business," which consists of the research and development, design, fabrication, assembly, marketing, distribution, sale, support, maintenance and repair of printed circuit boards, and the provision of services and activities related thereto (the "Assets"), pursuant to the terms of an Asset Purchase Agreement dated as of September 8, 2015 (the "Purchase Agreement") by and among the Selling Parties and FastPrint Hong Kong Co. Ltd., a private company limited by shares formed in Hong Kong ("FastPrint HK"), Fastprint Technology (U.S.) LLC, a Delaware limited liability company ("FastPrint LLC"), and FastTest Technology Inc., a Delaware corporation ("Buyer", and together with FastPrint HK and FastPrint LLC, the "Buying Parties") (capitalized terms not defined herein shall have their respective meanings as set forth in the Purchase Agreement). The Assets specifically excludes all assets of the Company related to its business of the design, layout, marketing, distribution, sale, support, maintenance and repair of printed circuit device under test load boards by the Company's semiconductor test solutions group in connection with the sale of capital equipment by the Company or its Affiliates for the semiconductor automated test equipment industry. The Assets also specifically excludes those "Excluded Assets", as defined in Section 11.17 of the Purchase Agreement.

Under the terms of the Purchase Agreement, the purchase price for the Assets was Twenty Three Million Dollars ($23,000,000), plus amounts consisting of the accrued and unpaid vacation of certain U.S. employees transferring to Buyer (as defined in the Purchase Agreement, the "Accrued U.S. Compensation Amount" and, together with the Assumed Liabilities, collectively, the "Purchase Price"), and at the Closing Buyer paid Everett Charles, as designated by the Company, the aggregate cash sum of Twenty One Million Four Hundred Nine Thousand Eight Hundred Fifty-Six Dollars and Fifty-One Cents ($21,409,856.51), consisting of Twenty Million Seven Hundred Thousand Dollars ($20,700,000) of the Purchase Price and the Accrued U.S. Compensation Amount, plus certain prepaid amounts. Pursuant to the Purchase Agreement, Two Million Three Hundred Thousand Dollars ($2,300,000) of the Purchase Price has been withheld by Buyer and shall be payable on the first anniversary of the Closing subject to claims for indemnification by Buyer, if any, prior to that time.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which the Company filed with the Securities and Exchange Commission on September 9, 2015 as Exhibit 10.1 to the Company's Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On December 1, 2015, Xcerra issued a press release announcing the closing of the transactions contemplated by the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcerra Corporation
Date: December 1, 2015	By: /s/ MARK J. GALLENBERGER Mark J. Gallenberger Senior Vice President, Chief Operating Officer, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 1, 2015